Exhibit 99.1

WABCO Reports Q3 2016 Results; Continues to Solidly Outperform

Commercial Vehicle Market Globally; Tightens EPS Guidance for 2016

•	Q3 2016 sales of $675.4 million, up 4.9 percent from a year ago and up 5.2 percent in local currencies

•	Q3 2016 reported operating income of $80.9 million, up from $29.9 million a year ago; and performance Q3 2016 operating income of $88.9 million, up from $81.5 million a year ago

•	Q3 2016 reported operating margin of 12.0 percent, up from 4.6 percent a year ago; and performance Q3 2016 operating margin of 13.2 percent, up from 12.7 percent a year ago

•	In Q3 2016, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $80.6 million

•	Q3 2016 reported diluted EPS of $1.76, up from $0.67 a year ago; and performance Q3 2016 diluted EPS of $1.54, up from $1.39 a year ago

•	Updates sales guidance for full year 2016 to now range from $2,800 million to $2,830 million versus previous guidance from $2,780 million to $2,860 million; sales growth to now range from 7.5 to 8.5 percent in local currencies versus previous guidance from 7 to 10 percent

•	Tightens reported diluted EPS guidance for full year 2016 to now range from $4.21 to $4.31 versus previous guidance from $3.73 to $4.03; and performance full year 2016 diluted EPS to now range from $5.75 to $5.85 versus previous guidance from $5.60 to $5.90

BRUSSELS, Belgium, October 20, 2016 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q3 2016 results.

U.S. Dollars in millions except EPS or otherwise indicated	Q3 2016	Q3 2015
Sales	$675.4	$643.6
Sales change – in U.S. Dollars year on year	Up 4.9%	—
Sales change – in local currencies year on year	Up 5.2%	—
Operating Income – Reported	$80.9	$29.9
Operating Income – Performance	$88.9	$81.5
Operating Margin – Reported	12.0%	4.6%
Operating Margin – Performance	13.2%	12.7%
Net Income Attributable to the Company – Reported	$98.1	$38.8
Net Income Attributable to the Company – Performance	$85.6	$80.5
Diluted EPS – Reported	$1.76	$0.67
Diluted EPS – Performance	$1.54	$1.39

“In Q3 2016, we continued to show WABCO’s consistent ability to generate further sales growth that solidly outperforms the commercial vehicle market relative to global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “This quarter, once again, we continued to increase levels of WABCO content per vehicle through market share gain and additional adoption of safety and efficiency technologies.”

“We also continued to generate further cost efficiency across WABCO’s global value chain, which contributes to our robust operating margin,” said Esculier. “In addition, WABCO delivered very strong earnings per share for the quarter.”

In Q3 2016, WABCO’s Operating System, the company’s globally standardized management environment, delivered $20.9 million of materials and conversion productivity. It generated gross materials productivity of 5.4 percent, a continued strong quarterly gain. It also delivered conversion productivity of 7.1 percent in our factories spanning 4 continents, a near record result.

At the same time, WABCO remains on track to deliver over $15 million in cost savings in operating expenses for full year 2016.

In Q3 2016, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $80.6 million.

WABCO Updates Full Year 2016 Guidance

Considering the latest developments in market dynamics and tax environment, WABCO updates its guidance for full year 2016.

Full Year 2016 Guidance

	Prior	Updated
Sales – in millions	$2,780 - $2,860	$2,800 - $2,830
Sales growth – in local currencies	7% - 10%	7.5% - 8.5%
Operating Margin – Reported	12.4% - 12.9%	12.3% - 12.6%
Operating Margin – Performance	13.5% - 14.0%	13.5% - 13.8%
Diluted EPS – Reported	$3.73 - $4.03	$4.21 - $4.31
Diluted EPS – Performance	$5.60 - $5.90	$5.75 - $5.85

WABCO’s reported full year 2016 guidance, as previously disclosed, includes a substantial one-time, non-cash tax provision related to the European Commission’s January 2016 decision against the Belgian tax authority.

“WABCO once again reaffirms its commitment to transform top-line growth into healthy bottom-line results through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier. “We also remain fully confident in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

WABCO Share Buyback Program Update

Since June 2011, WABCO has repurchased 17,686,912 shares for $1,408.5 million in open market transactions as of September 30, 2016, including 595,000 shares bought back for $60.7 million during Q3 2016. WABCO is further authorized to repurchase up to $63.3 million of additional shares through December 31, 2016.

Recent WABCO Highlights

In September 2016, in Hanover, Germany, WABCO showcased its newest suite of industry-leading technologies at IAA Commercial Vehicles 2016, the industry’s most global and comprehensive trade show. WABCO presented breakthrough initiatives and solutions that mobilize vehicle intelligence and empower tomorrow’s fleets, helping to pave the way for autonomous driving:

WABCO and Mobileye N.V. (NYSE: MBLY), a global leader in advanced driver assistance systems (ADAS) and autonomous driving technologies, announced that they are joining forces to develop solutions for commercial vehicles that leverage WABCO’s advanced emergency braking systems and Mobileye’s Road Experience Management™ technology. The solutions will combine Mobileye’s leading vision system and mapping technology with WABCO’s industry-leading portfolio of safety-enabling technologies. Commercial vehicle makers and operators will benefit through capabilities that help to reduce risks of accidents.

WABCO introduced its OnGuardMAX™ advanced emergency braking system (AEBS) for trucks and buses, with up to full braking from highway speed when confronted with both stationary and moving vehicles ahead. WABCO is the industry’s first OEM independent system supplier to offer AEBS. OnGuardMAX marks another advanced technology that further enables automated driving for commercial vehicles and meets regulatory standards globally for AEBS.

WABCO is working with Peloton Technology to advance an innovative solution for truck platooning, integrating commercial vehicle-to-vehicle communication and other automation technologies that further improve safety and fuel efficiency. Based in California, U.S.A., privately held Peloton is an industry-leading provider of connected and automated vehicle solutions. By electronically linking two or more tractor-trailers to form virtual road-trains on highways, platooning increases fuel economy by more than 7%, namely up to 4.5% for the lead truck and up to 10% for following trucks due to improved aerodynamics. A key enabler of the platoon is WABCO’s OnGuardACTIVE™ collision mitigation system.

WABCO has signed a Memorandum of Understanding with a global tier-one automotive industry supplier headquartered in Asia to bring active steering and other technologies to the commercial industry through a new joint venture (JV). It sets a framework to establish a JV agreement for a new business that will develop, manufacture and sell electronically controlled active steering systems for the global truck and bus market. This integration will result in significant innovation for advanced safety-enabling solutions that support automated driving through intelligent control of both the longitudinal and lateral movements of vehicles.

WABCO announced its OnCity™ Urban Turning Assist system, the company’s breakthrough technology to help protect pedestrians and cyclists in city traffic. OnCity is the commercial vehicle industry’s first collision avoidance system that uses LiDAR technology for the purpose of object detection. Innovatively engineered for trucks, buses and tractor-trailers, WABCO’s OnCity advanced driver assistance system also delivers the industry’s widest field-of-view – up to 180 degrees – using a single sensor for safety monitoring to help protect vulnerable road users located on the vehicle’s blindside.

WABCO announced the world premiere of OptiFlow™ AutoTail as part of its industry-leading portfolio of aerodynamics technologies. It represents the next generation of WABCO’s OptiFlow Tail, the best performing tail in Europe as validated by fleets. OptiFlow AutoTail delivers fuel savings and reduces CO2 emissions. WABCO also presented its OptiFlow TrailerSkirt for the first time in Europe. OptiFlow TrailerSkirt provides a lightweight aerodynamic system already available to commercial vehicle fleets in the North American market to increase fuel savings.

WABCO unveiled its innovative OnHand™ electro-pneumatic parking brake control for trucks and buses. It marks the commercial vehicle industry’s first stand-alone parking brake control and supplies yet another technological building block toward autonomous driving. Creatively engineered to be the industry’s leanest and only solution of its kind that can operate independently of the vehicle’s air processing unit, OnHand braking technology provides automatic engage and release functionality.

Separately, in Q3 2016, North American joint venture Meritor WABCO received the prestigious 2015 Masters of Quality Supplier Award from Daimler Trucks North America (DTNA), a leading commercial truck manufacturer in North America. The award recognizes outstanding suppliers that have received high scores on their quality, delivery, technology and cost performance. These suppliers represent the top-quality providers of products and services for DTNA’s Freightliner® and Western Star truck brands. Meritor WABCO is a preferred standard equipment supplier to DTNA for more than 25 years and together they were the first to bring to the North American market: SmartTrac™ anti-lock braking systems, OnGuard™ collision mitigation systems with active braking, SmartTrac™ stability control systems, and OptiRide™ intelligent electronically controlled air suspension for tractors.

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2016 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on October 20 until 12:00 Noon Eastern Time on October 27, 2016. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 81554517

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, drivers, cargo, and fleet operators through telematics, as well as advanced fleet management and mobile solutions. WABCO is regularly recognized among “the best of the best” companies. Forbes named WABCO “America’s Best-Managed Capital Goods Company.” For four consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” WABCO reported sales of $2.6 billion in 2015. Headquartered in Brussels, Belgium, WABCO has 12,000 employees in 39 countries. WABCO’s 2015 Annual Report is available at www.ar.wabco-auto.com. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, the outcome of the appeals against the European

Commission’s decision to invalidate Belgium’s Excess Profit Ruling Program and the company’s ability to avail itself of alternative tax relief in Belgium through the Patent Income Deduction (PID) for years prior to 2015 that are subject to clawback pursuant to the European Commission’s decision, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2016 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations
•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Cash Flows
•	Three Months Ended September 30, 2016 Data Supplement Sheet
•	Nine Months Ended September 30, 2016 Data Supplement Sheet
•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

WABCO media, investors and analysts contact

Christian Fife, +1 248 270 9290, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in millions, except share and per share data)	2016	2015	2016	2015
Sales	$675.4	$643.6	$2,096.3	$1,956.9
Cost of sales	462.7	479.0	1,440.1	1,371.2

Gross profit	212.7	164.6	656.2	585.7
Operating expenses:
Selling and administrative expenses	95.2	99.3	284.5	277.6
Product engineering expenses	35.0	33.7	102.5	108.3
Other operating expense, net	1.6	1.7	4.4	3.8

Operating income	80.9	29.9	264.8	196.0
Equity income of unconsolidated joint ventures, net	6.4	9.5	18.9	24.0
Other non-operating (expense)/income, net	(0.3)	(0.4)	(0.1)	0.7
Interest expense, net	(3.1)	(2.9)	(9.1)	(4.5)

Income before income taxes	83.9	36.1	274.5	216.2
Income tax (benefit)/expense	(16.4)	(5.2)	105.1	31.8

Net income including noncontrolling interests	100.3	41.3	169.4	184.4
Less: Net income attributable to noncontrolling interests	2.2	2.5	9.5	7.9

Net income attributable to Company	$98.1	$38.8	$159.9	$176.5
Net income per common share:
Basic	$1.77	$0.67	$2.86	$3.04
Diluted	$1.76	$0.67	$2.84	$3.02
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	55,398,475	57,606,846	55,983,768	57,973,356
Diluted	55,644,614	57,959,285	56,230,031	58,450,857

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$710.1	$515.2
Short-term investments	—	43.8
Accounts receivable, less allowance for doubtful accounts: $6.3 in 2016; $5.9 in 2015	509.7	444.0
Inventories:
Finished products	122.9	95.7
Products in process	14.4	7.8
Raw materials	124.0	109.2
Taxes receivable on income	0.8	13.2
Guaranteed notes receivable	48.3	53.9
Other current assets	225.9	103.6

Total Current Assets	1,756.1	1,386.4
Property, plant and equipment, less accumulated depreciation	421.4	398.0
Goodwill	423.3	377.7
Deferred tax assets	205.4	280.8
Investments in unconsolidated joint ventures	19.6	24.7
Intangible assets, net	86.6	62.8
Other Assets	67.5	59.5

Total Assets	$2,979.9	$2,589.9

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$1.6	$5.0
Accounts payable	184.2	159.7
Accrued payroll	114.3	105.2
Current portion of warranties	45.3	23.1
Accrued expenses	64.2	61.9
Other accrued liabilities	172.4	109.9

Total Current Liabilities	582.0	464.8
Long-term debt	759.8	498.7
Post-retirement benefits	575.0	552.7
Deferred tax liabilities	138.2	137.1
Long-term income tax liabilities	2.8	16.3
Other liabilities	72.9	84.0

Total Liabilities	2,130.7	1,753.6
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,688,184 in 2016; 78,500,084 in 2015; and shares outstanding: 55,086,103 in 2016; 56,759,566 in 2015	0.8	0.8
Capital surplus	858.0	852.6
Treasury stock, at cost: 23,602,081 shares in 2016; 21,740,518 shares in 2015	(1,681.9)	(1,497.3)
Retained earnings	2,098.0	1,938.5
Accumulated other comprehensive loss	(481.5)	(507.9)

Total shareholders’ equity	793.4	786.7
Noncontrolling interests	55.8	49.6

Total Equity	849.2	836.3

Total Liabilities and Equity	$2,979.9	$2,589.9

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in millions)	2016	2015	2016	2015
Operating Activities
Net income including noncontrolling interest	100.3	41.3	169.4	184.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.6	20.1	54.9	57.0
Amortization of intangibles	6.1	5.1	17.1	15.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	1.4	(3.2)	5.1	(5.3)
Non-cash stock compensation	2.8	3.7	10.6	10.7
Non-cash interest expense and debt issuance cost amortization	3.8	3.9	11.6	3.9
Deferred income tax (benefit)/expense	(2.1)	(0.4)	73.4	(0.7)
Post-retirement benefit expense	11.1	10.7	31.8	31.6
Loss/(gain) on sale of facilities	—	0.1	(0.3)	0.3
Gain on sale of investments	(0.1)	—	(0.1)	—
Changes in assets and liabilities:
Accounts receivable, net	—	15.8	(49.7)	(53.0)
Inventories	(15.6)	(23.5)	(28.3)	(45.0)
Accounts payable	(1.3)	4.7	24.1	50.1
Other accrued liabilities and taxes	46.5	5.5	77.5	37.5
Other current and long-term assets	(74.4)	(0.2)	(61.1)	(21.3)
Other long-term liabilities	(12.7)	35.0	(31.7)	33.4
Post-retirement benefit payments	(4.8)	(5.2)	(15.7)	(15.2)

Net cash provided by operating activities:	$80.6	$113.4	$288.6	$283.4

Investing Activities
Purchases of property, plant and equipment	(20.7)	(22.2)	(67.6)	(59.9)
Investments in capitalized software	(2.5)	(1.9)	(7.5)	(7.7)
Purchases of short-term investments, net	44.3	38.5	(1.6)	(44.0)
Cost of preferred stock investment	(0.9)	—	(0.9)	(20.0)
Acquisition of businesses, net	(0.1)	—	(93.0)	—

Net cash provided/(used) by investing activities:	$20.1	$14.4	$(170.6)	$(131.6)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	78.0	—	261.0	577.0
Repayments of long-term debt and revolving credit facilities	—	(0.8)	—	(385.0)
Net repayments of short-term debt	(0.5)	—	(3.4)	(4.8)
Purchases of treasury stock	(71.9)	(66.3)	(187.5)	(186.8)
Taxes withheld and paid on employee stock award vestings	(0.1)	—	(6.0)	(5.0)
Dividends to noncontrolling interest holders	(1.2)	(3.4)	(3.3)	(4.9)
Proceeds from exercise of stock options	0.5	0.9	3.2	16.8

Net cash provided/(used) by financing activities:	$4.8	$(69.6)	$64.0	$7.3

Effect of exchange rate changes on cash and cash equivalents	5.4	(2.7)	12.9	(26.7)
Net increase in cash and cash equivalents	110.9	55.5	194.9	132.4
Cash and Equivalents at Beginning of Period	599.2	488.6	515.2	411.7

Cash and Equivalents at End of Period	$710.1	$544.1	$710.1	$544.1

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended September 30, 2016 Data Supplement Sheet (Unaudited)

	Three Months Ended September 30,
(Amounts in millions, except per share data)	2016	% of Sales/ Adj Sales	2015	% of Sales/ Adj Sales	Chg vs. 2015	% Chg vs. 2015
Sales
Reported	$675.4		$643.6		$31.8	4.9%
Foreign exchange translational effects	1.8		—		1.8

Adjusted Sales	$677.2		$643.6		$33.6	5.2%

Gross Profit
Reported	$212.7	31.5%	$164.6	25.6%	$48.1	29.2%
Streamlining costs	1.1		34.4		(33.3)
Separation costs	0.3		0.2		0.1
Acquisition related costs	—		—		—

Performance Gross Profit	$214.1	31.7%	$199.2	31.0%	$14.9	7.5%
Foreign exchange translational effects	1.0		—		1.0

Adjusted Gross Profit	$215.1	31.8%	$199.2	31.0%	$15.9	8.0%

Operating Expenses
Reported	$131.8	19.5%	$134.7	20.9%	$(2.9)	-2.2%
Streamlining costs	(2.3)		(13.5)		11.2
Separation costs	(0.8)		(1.3)		0.5
Acquisition related costs	(3.5)		(2.2)		(1.3)

Performance Operating Expenses	$125.2	18.5%	$117.7	18.3%	$7.5	6.4%
Foreign exchange translational effects	0.3		—		0.3

Adjusted Operating Expenses	$125.5	18.5%	$117.7	18.3%	$7.8	6.6%

Operating Income
Reported	$80.9	12.0%	$29.9	4.6%	$51.0	170.6%
Streamlining costs	3.4		47.9		(44.5)
Separation costs	1.1		1.5		(0.4)
Acquisition related costs	3.5		2.2		1.3

Performance Operating Income	$88.9	13.2%	$81.5	12.7%	$7.4	9.1%
Foreign exchange translational effects	0.7		—		0.7

Adjusted Operating Income	$89.6	13.2%	$81.5	12.7%	$8.1	9.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$98.1		$38.8		$59.3	152.8%
Income tax benefit	(16.4)		(5.2)		(11.2)
Interest expense, net	3.1		2.9		0.2

EBIT	$84.8	12.6%	$36.5	5.7%	$48.3	132.3%
Streamlining costs	3.4		47.9		(44.5)
Separation costs	1.2		1.8		(0.6)
Acquisition related costs	3.5		2.2		1.3

Performance EBIT (Earnings Before Interest and Taxes)	$92.9	13.8%	$88.4	13.7%	$4.5	5.1%
Pre-Tax Income
Reported Net Income Attributable to Company	$98.1		$38.8		$59.3
Income tax benefit	(16.4)		(5.2)		(11.2)

Pre-Tax Income Attributable to Company	$81.7		$33.6		$48.1
Streamlining costs	3.4		47.9		(44.5)
Separation costs	1.2		1.8		(0.6)
Acquisition related costs	3.5		2.2		1.3

Performance Pre-Tax Income Attributable to Company	$89.8		$85.5		$4.3
Tax rate on a reported basis	-19.5%		-14.4%
Tax rate on a performance basis	4.7%		5.8%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$98.1		$38.8		$59.3
Streamlining cost	3.4		47.9		(44.5)
Separation costs	1.2		1.8		(0.6)
Acquisition related costs	3.5		2.2		1.3
Tax items (1)	(20.6)		(10.2)		(10.4)

Performance Net Income Attributable to Company	$85.6		$80.5		$5.1

Net Income Attributable to Company per Diluted Common Share	$1.76		$0.67
Performance Net Income Attributable to Company per Diluted Common Share	$1.54		$1.39
Common Shares Outstanding – Diluted	55.6		58.0

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ’15	33.6		33.6
Increase in adjusted income from ’15	15.9		8.1

Incremental Income as a % of Sales	47.3%		24.1%
Less: YoY Transactional Foreign Exchange (FX) Impact			(5.2)

Increase in adjusted income from ’15 excluding transactional FX impact			2.9
Incremental income excluding transactional FX as a % of Sales			8.6%
(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Nine Months Ended September 30, 2016 Data Supplement Sheet (Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2016	% of Sales/ Adj Sales	2015	% of Sales/ Adj Sales	Chg vs. 2015	% Chg vs. 2015
Sales
Reported	$2,096.3		$1,956.9		$139.4	7.1%
Foreign exchange translational effects	33.0		—		33.0

Adjusted Sales	$2,129.3		$1,956.9		$172.4	8.8%

Gross Profit
Reported	$656.2	31.3%	$585.7	29.9%	$70.5	12.0%
Streamlining costs	5.0		37.3		(32.3)
Separation costs	0.8		0.6		0.2
Acquisition related costs	1.0		—		1.0

Performance Gross Profit	$663.0	31.6%	$623.6	31.9%	$39.4	6.3%
Foreign exchange translational effects	8.8		—		8.8

Adjusted Gross Profit	$671.8	31.6%	$623.6	31.9%	$48.2	7.7%

Operating Expenses
Reported	$391.4	18.7%	$389.7	19.9%	$1.7	0.4%
Streamlining costs	(5.5)		(20.0)		14.5
Separation costs	(2.5)		(3.0)		0.5
Indirect tax related costs	—		(2.8)		2.8
Acquisition related costs	(9.6)		(6.9)		(2.7)

Performance Operating Expenses	$373.8	17.8%	$357.0	18.2%	$16.8	4.7%
Foreign exchange translational effects	4.3		—		4.3

Adjusted Operating Expenses	$378.1	17.8%	$357.0	18.2%	$21.1	5.9%

Operating Income
Reported	$264.8	12.6%	$196.0	10.0%	$68.8	35.1%
Streamlining costs	10.5		57.3		(46.8)
Separation costs	3.3		3.6		(0.3)
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	10.6		6.9		3.7

Performance Operating Income	$289.2	13.8%	$266.6	13.6%	$22.6	8.5%
Foreign exchange translational effects	4.5		—		4.5

Adjusted Operating Income	$293.7	13.8%	$266.6	13.6%	$27.1	10.2%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$159.9		$176.5		$(16.6)	-9.4%
Income tax expense	105.1		31.8		73.3
Interest expense, net	9.1		4.5		4.6

EBIT	$274.1	13.1%	$212.8	10.9%	$61.3	28.8%
Streamlining costs	10.5		57.3		(46.8)
Separation costs	3.3		2.9		0.4
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	10.6		6.9		3.7

Performance EBIT (Earnings Before Interest and Taxes)	$298.5	14.2%	$282.7	14.4%	$15.8	5.6%
Pre-Tax Income
Reported Net Income Attributable to Company	$159.9		$176.5		$(16.6)
Income tax expense	105.1		31.8		73.3

Pre-Tax Income Attributable to Company	$265.0		$208.3		$56.7
Streamlining costs	10.5		57.3		(46.8)
Separation costs	3.3		2.9		0.4
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	10.6		6.9		3.7

Performance Pre-Tax Income	$289.4		$278.2		$11.2
Tax rate on a reported basis	38.3%		14.7%
Tax rate on a performance basis	15.8%		11.8%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$159.9		$176.5		$(16.6)
Streamlining cost	10.5		57.3		(46.8)
Separation costs	3.3		2.9		0.4
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	10.6		6.9		3.7
Tax items (1)	59.3		(1.1)		60.4

Performance Net Income Attributable to Company	$243.6		$245.3		$(1.7)

Net Income Attributable to Company per Diluted Common Share	$2.84		$3.02
Performance Net Income Attributable to Company per Diluted Common Share	$4.33		$4.20
Common Shares Outstanding – Diluted	56.2		58.5

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ’15	172.4		172.4
Increase in adjusted income from ’15	48.2		27.1

Incremental Income as a % of Sales	28.0%		15.7%
Less: YoY Transactional Foreign Exchange (FX) Impact			(5.1)

Increase in adjusted income from ’15 excluding transactional FX impact			22.0
Incremental income excluding transactional FX as a % of Sales			12.8%
(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2016 Guidance
Sales
Reported Sales	$2,800.0 - $2,830.0
(1 Euro = 1.11 USD)
Operating Income
Reported Operating Income Margin	12.3% - 12.6%
Streamlining cost, impact to margin	0.5%
Separation costs, impact to margin	0.2%
Acquisition related items, impact to margin	0.5%

Performance Operating Income Margin	13.5% - 13.8%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$235.5 - $241.1
Streamlining cost	14.0
Separation costs	4.5
Acquisition related items	13.0
Tax items, including one-time non-cash tax provision for EC decision (1)	55.0

Performance Net Income Attributable to Company	$322.0 - $327.6

Reported Net Income Attributable to Company per Diluted Common Share	$4.21 - $4.31
Performance Net Income Attributable to Company per Diluted Common Share	$5.75 - $5.85
Diluted common shares outstanding	~ 56
(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.